SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED September 25, 1998
(To Prospectus dated August 14, 1998)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer

                    CHL Mortgage Pass-Through Trust 1998-18
                                    Issuer


              Mortgage Pass-Through Certificates, Series 1998-18

                                 -----------


The Class 1-A-12               The Class 1-A-12 Certificates
certificates represent
obligations of the trust       o   This supplement relates to the offering of the Class 1-A-12 certificates of
only and do not                    the series referenced above. This supplement does not contain complete
represent an interest in           information about the offering of the Class 1-A-12 certificates. Additional
or obligation of                   information is contained in the prospectus supplement dated September 25,
CWMBS, Inc.,                       1998 prepared in connection with the offering of the offered certificates of
Countrywide Home                   the series referenced above and in the prospectus of the depositor dated
Loans, Inc. or any of              August 14, 1998. You are urged to read this supplement, the prospectus
their affiliates.                  supplement and the prospectus in full.

This supplement may            o   As of the August 27, 2001, the class certificate balance of the Class 1-A-12
be used to offer and sell          certificates was approximately $95,490,833.
the offered certificates
only if accompanied by
the prospectus
supplement and the
prospectus.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class 1-A-12 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 14,  2001

                               THE MORTGAGE POOL

     As of August 1, 2001 (the "Reference Date"), Loan Group I included approximately 1,323 Mortgage Loans having an aggregate Stated Principal Balance of approximately $414,044,648

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                          As of
                                                                                        August 1,
                                                                                          2001
        Total Number of Mortgage Loans..........................................         1,323
        Delinquent Mortgage Loans and Pending Foreclosures at
        Period End (1)
               30-59 days.......................................................         1.51%
                                                                                         -----
               60-90 days.......................................................         0.30%
                                                                                         -----
               91 days or more (excluding pending foreclosures).................         0.22%
                                                                                         -----
               Total Delinquencies..............................................         2.03%
                                                                                         =====
        Foreclosures Pending....................................................         0.23%
                                                                                         -----
        Total Delinquencies and foreclosures pending............................         2.26%
                                                                                         =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Three (3) Loans have been converted and are, as of the Reference Date, REO Properties.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001 and to approximately $21.271 billion at May 31, 2001. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                       At February 28, (29),                          Period
                                                                                                       Ended
                                                                                                      May 31,
                                        1998            1998            2000            2001           2000
                                        ----            ----            ----            ----           ----
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days..............      1.08%           1.03%           1.37%           1.61%           1.31%
         60-89 days..............      0.16            0.18            0.22            0.28            0.26
         90 days or more
              (excluding pending
              foreclosures)......
                                       0.16            0.12            0.16            0.14            0.17
                                       ----            ----            ----            ----            ----
         Total of delinquencies..
                                       1.40%           1.33%           1.75%           2.03%           1.74%
                                       ====            ====            ====            ====            ====
Foreclosures pending.............      0.17%           0.14%           0.16            0.27%           0.21
                                       ====            ====            ====            =====           ====
Total delinquencies and
     foreclosures pending........      1.57%           1.47%           1.92%           2.30%           1.93%
                                       ====            ====            ====            ====            ====
Net Gains/(Losses) on liquidated
     loans (1) ..................  $(2,662,000)    $(3,704,605)    $(3,076,240)      $(2.988,604)  $(565,394)

Percentage of Net Gains/(Losses)
     on liquidated loans (1)(2)..
                                      (0.024)%        (0.0018)%       (0.017)%        (0.014)%        (0.003)%
Percentage of Net Gains/(Losses)
     on liquidated loans (based
     on average outstanding
     principal balance)(1) ......     (0.027)%        (0.021)%        (0.018)%        (0.015)%        (0.003)%


-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.



                 DESCRIPTION OF THE CLASS 1-A-12 CERTIFICATES

     The Class 1-A-12 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class 1-A-12 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of August 27, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-12 Certificates was approximately $95,490,833 evidencing a beneficial ownership interest of approximately 13.79% in the Trust Fund. As of the Certificate Date, the Group 1 Senior Certificates had an aggregate principal balance of approximately $385,739,811 and evidenced in the aggregate, a beneficial ownership interest of approximately 55.69% in the Trust Fund. As of the Certificate Date, the Group 1 Subordinated Certificates had an aggregate principal balance of $14,968,466 and evidenced in the aggregate, a beneficial ownership interest of approximately 2.16% in the Trust Fund. For additional information with respect to the Class 1-A-12 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The monthly statement for August 2001, that has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vi) the scheduled monthly payment for each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (vii) the Class Certificate Balance of the Class 1-A-12 Certificates is $95,490,833, (viii) interest accrues on the Class 1-A-12 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class 1-A-12 Certificates is September 14, 2001, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption

("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% SPA assumes prepayment rates will be 0.55% per annum in month one, 1.1% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.50% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-12 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                                   Percent of Class Certificate
                                       Balance Outstanding*

                                                               Class 1-A-12
                                                            Percentage of SPA
                   Distribution Date              0%     100%     275%     400%     500%
                   -----------------              --     ----     ----     ----     ----
          Initial Percent..................       54       53       52      52        51
          September 25, 2002...............       53       46       35      27        20
          September 25, 2003...............       51       39       20       8         0
          September 25, 2004...............       50       34       10       0         0
          September 25, 2005...............       49       28        1       0         0
          September 25, 2006...............       47       24        0       0         0
          September 25, 2007...............       46       19        0       0         0
          September 25, 2008...............       44       16        0       0         0
          September 25, 2009...............       42       12        0       0         0
          September 25, 2010...............       40        9        0       0         0
          September 25, 2011...............       38        6        0       0         0
          September 25, 2012...............       36        3        0       0         0
          September 25, 2013...............       34        -        0       0         0
          September 25, 2014...............       31        0        0       0         0
          September 25, 2015...............       29        0        0       0         0
          September 25, 2016...............       26        0        0       0         0
          September 25, 2017...............       23        0        0       0         0
          September 25, 2018...............       19        0        0       0         0
          September 25, 2019...............       16        0        0       0         0
          September 25, 2020...............       12        0        0       0         0
          September 25, 2021...............        8        0        0       0         0
          September 25, 2022...............        4        0        0       0         0
          September 25, 2023...............        0        0        0       0         0
          September 25, 2024...............        0        0        0       0         0
          September 25, 2025...............        0        0        0       0         0
          September 25, 2026...............        0        0        0       0         0
          September 25, 2027...............        0        0        0       0         0
          September 25, 2028...............        0        0        0       0         0
          September 25, 2029...............        0        0        0       0         0
                                                   -        -        -       -         -
          Weighted Average Life (years) **.     13.54      4.99     1.80    1.20      0.93


     --------------------------
     *  Rounded to the nearest whole percentage.
     ** Determined as specified under "Weighted Average Lives of the Offered
        Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0 and $20,016,131 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class 1-A-12 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

     A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     - is signed under penalties of perjury by the beneficial owner of the Certificate,

     -   certifies that such owner is not a U.S. Holder, and

     -   provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

     The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 1-A-12 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class 1-A-12 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class 1-A-12 Certificates are currently rated "AAA" by Fitch, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class 1-A-12 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                 Loan Group 1
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
               Current Mortgage Rates for the Mortgage Loans (1)
-------------------------------------------------------------------------------
 Range of Current         Number of     Aggregate Unpaid       Percent of Loan
 Mortgage Rates (%)    Mortgage Loans   Principal Balance          Group
-------------------------------------------------------------------------------
6.500                              7             $1,495,453              0.36
6.625                              4                954,940              0.23
6.750                             28              6,837,121              1.65
6.875                             53             14,582,725              3.52
7.000                            194             59,539,758             14.38
7.125                            159             50,859,915             12.28
7.250                            319            100,981,895             24.39
7.375                            210             66,935,779             16.17
7.500                            163             52,869,674             12.77
7.625                             78             23,623,836              5.71
7.750                             49             17,210,571              4.16
7.875                             24              6,715,969              1.62
8.000                             12              3,213,385              0.78
8.125                              8              3,899,433              0.94
8.250                              7              1,905,876              0.46
8.375                              3              1,237,777              0.30
8.500                              2                530,882              0.13
8.625                              3                609,659              0.15
------------------------------------------------------------------------------
        Total                  1,323           $414,004,648            100.00
                          ====================================================

---------------------------------

(1) The weighted average Mortgage Rate of the current Mortgage Loans is approximately 7.303% per annum.

                             Current Mortgage Loan Principal Balances (1)
-------------------------------------------------------------------------------
    Range of Current
Mortgage Loan Principal     Number of     Aggregate Unpaid      Percent of Loan
     Balances ($)        Mortgage Loans   Principal Balance         Group
-------------------------------------------------------------------------------
 $ 0.00  to   $ 50,000                8             $321,936               0.08
 $ 50,000.01 to $100,000             46            3,525,827               0.85
 $100,000.01 to $150,000             44            5,534,382               1.34
 $150,000.01 to $200,000             27            4,762,689               1.15
 $200,000.01 to $250,000            235           55,511,235              13.41
 $250,000.01 to $300,000            395          107,963,246              26.08
 $300,000.01 to $350,000            221           71,171,524              17.19
 $350,000.01 to $400,000            117           43,890,116              10.60
 $400,000.01 to $450,000             79           33,488,730               8.09
 $450,000.01 to $500,000             63           29,943,688               7.23
 $500,000.01 to $550,000             33           17,300,930               4.18
 $550,000.01 to $600,000             18           10,403,474               2.51
 $600,000.01 to $650,000             18           11,231,763               2.71
 $650,000.01 to $700,000              1              675,875               0.16
 $700,000.01 to $750,000              1              732,192               0.18
 $750,000.01 to $1,000,000           13           11,392,651               2.75
$1,000,000.01 to $1,500,000           2            2,518,361               0.61
$1,500,000.01 to $2,000,000           1            1,591,815               0.38
$2,000,001 or Greater                 1            2,044,212               0.49
-------------------------------------------------------------------------------
        Total                     1,323         $414,004,648             100.00
                                 ==============================================

---------------------------------

(1) The average current Mortgage Loan principal balance is approximately
$312,929.




                               Documentation Program for Mortgage Loans
-------------------------------------------------------------------------------
                            Number of     Aggregate Unpaid      Percent of Loan
     Property Type       Mortgage Loans   Principal Balance         Group
-------------------------------------------------------------------------------
Alternative                         434          $129,150,071          31.20
Full                                643           202,666,518          48.95
No Income/No Asset                   14             5,699,364           1.38
Reduced                             176            60,060,266          14.51
Streamlined                          56            16,428,428           3.97
-----------------------------------------------------------------------------
        Total                     1,323          $414,004,648         100.00
                             ==================================================

                  State Distributions of Mortgaged Properties
 ------------------------------------------------------------------------------
                             Number of     Aggregate Unpaid    Percent of Loan
 State                    Mortgage Loans   Principal Balance        Group
 ------------------------------------------------------------------------------
  AL                                  8            $1,829,478           0.44
  AZ                                 17             5,345,766           1.29
  AR                                  2               408,254           0.10
  CA                                674           230,179,414          55.60
  CO                                 53            15,477,866           3.74
  CT                                  6             1,508,460           0.36
  DE                                  2               500,371           0.12
  DC                                  4             1,755,749           0.42
  FL                                 22             6,814,448           1.65
  GA                                 23             7,048,511           1.70
  HI                                 18             6,759,286           1.63
  ID                                  8             2,478,417           0.60
  IL                                 38             9,983,719           2.41
  IN                                  9             2,230,208           0.54
  KS                                  2               525,439           0.13
  KY                                  8             1,663,162           0.40
  LA                                  3               908,275           0.22
  ME                                  1               327,188           0.08
  MD                                 14             3,795,223           0.92
  MA                                 25             7,862,364           1.90
  MI                                 27             7,450,252           1.80
  MN                                  9             2,312,667           0.56
  MS                                  2               832,108           0.20
  MO                                 10             2,478,160           0.60
  MT                                  3               674,801           0.16
  NV                                  8             2,792,935           0.67
  NH                                  3               192,595           0.05
  NJ                                 37            11,219,062           2.71
  NM                                 12             3,493,589           0.84
  NY                                 29             8,706,489           2.10
  NC                                 16             3,837,313           0.93
  OH                                 17             3,478,309           0.84
  OK                                  5             1,561,081           0.38
  OR                                 15             2,838,688           0.69
  PA                                 31             8,379,029           2.02
  RI                                  1               224,465           0.05
  SC                                  7             1,620,122           0.39
  TN                                 13             3,312,826           0.80
  TX                                 58            16,212,498           3.92
  UT                                 21             6,307,987           1.52
  VT                                  1               332,354           0.08
  VA                                 20             5,354,683           1.29
  WA                                 34             9,868,348           2.38
  WI                                  4             1,012,254           0.24
  WY                                  3             2,110,439           0.51
-------------------------------------------------------------------------------
       Total                      1,323          $414,004,648         100.00
                                ===============================================

                       Current Loan-to-Value Ratios (1)
-------------------------------------------------------------------------------

Range of Loan-to-Value       Number of     Aggregate Unpaid    Percent of Loan
     Ratios (%)           Mortgage Loans   Principal Balance         Group
-------------------------------------------------------------------------------
  0.01-50.00                         46           $21,333,774           5.15
 50.01-55.00                         23             7,840,789           1.89
 55.01-60.00                         46            16,375,470           3.96
 60.01-65.00                         64            21,985,509           5.31
 65.01-70.00                         86            32,532,003           7.86
 70.01-75.00                        279            91,381,940          22.07
 75.01-80.00                        648           191,317,302          46.21
 80.01-85.00                         18             4,281,197           1.03
 85.01-90.00                         88            21,497,218           5.19
 90.01-95.00                         25             5,459,445           1.32
-------------------------------------------------------------------------------
       Total                      1,323          $414,004,648         100.00
                                 ==============================================

---------------------------------

(1) The weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans is approximately 74.03%.


                         Type of Mortgaged Properties
-------------------------------------------------------------------------------
                           Number of         Aggregate Unpaid   Percent of Loan
   Property Type         Mortgage Loans      Principal Balance       Group
-------------------------------------------------------------------------------
Single Family                       968          $296,532,004          71.63
Planned Unit Development            298           102,447,536          24.75
2-4 Family                           13             3,937,059           0.96
Condominium                          41            10,366,885           2.50
Hi-Rise Condo                         1               558,985           0.14
Manufactured                          2               162,179           0.04
-------------------------------------------------------------------------------
        Total                     1,323          $414,004,648          00.00
                             ==================================================


                              Occupancy Types (1)
-------------------------------------------------------------------------------
                            Number of       Aggregate Unpaid    Percent of Loan
  Occupancy Type         Mortgage Loans     Principal Balance        Group
-------------------------------------------------------------------------------
Second Residence                     44           $16,906,672           4.08
Investor Property                    22             6,735,021           1.63
Primary Residence                 1,257           390,362,955          94.29
-------------------------------------------------------------------------------
        Total                     1,323          $414,004,648         100.00
                               ================================================

---------------------------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                      Remaining terms to Maturity (1)
-------------------------------------------------------------------------------

                             Number of     Aggregate Unpaid    Percent of Loan
  Remaining Terms        Mortgage Loans   Principal Balance         Group
-------------------------------------------------------------------------------
  1 - 120                             4            $728,982            0.18
121 - 180                            10           1,866,761            0.45
181 - 300                           177          43,089,156           10.41
301 - 360                         1,132         368,319,749           88.97
-------------------------------------------------------------------------------
        Total                     1,323        $414,004,648          100.00
                                ===============================================

---------------------------------

(1) The weighted average remaining Months to Scheduled Maturity is approximately 315 months.


                           Purpose of Mortgage Loans
-------------------------------------------------------------------------------

                            Number of     Aggregate Unpaid    Percent of Loan
  Loan Purpose           Mortgage Loans   Principal Balance         Group
-------------------------------------------------------------------------------
Purchase                            608        $188,770,062            45.60
Refinance (rate/term)               386         121,353,631             9.31
Refinance (cash out)                321         101,010,905            24.40
CONST/PERM                            8           2,870,051             0.69
-------------------------------------------------------------------------------
        Total                     1,323        $414,004,648           100.00
                             ==================================================

                                 Loan Group 2
-------------------------------------------------------------------------------
               Current Mortgage Rates for the Mortgage Loans (1)
-------------------------------------------------------------------------------
  Range of Current          Number of     Aggregate Unpaid    Percent of Loan
  Mortgage Rates (%)     Mortgage Loans   Principal Balance         Group
-------------------------------------------------------------------------------
6.375                                 2            $372,658             0.13
6.500                                 9        1,649,169.00             0.59
6.625                                 4        1,072,018.00             0.38
6.750                                14        2,963,503.00             1.06
6.875                                39       11,678,302.00             4.19
7.000                               117       36,095,792.00            12.95
7.125                               122       36,779,666.00            13.20
7.250                               206       69,677,908.00            25.01
7.375                               155       49,846,528.00            17.89
7.500                               114       37,165,604.00            13.34
7.625                                39       12,784,665.00             4.59
7.750                                31        9,881,776.00             3.55
7.875                                14        3,341,675.00             1.20
8.000                                 6        1,242,504.00             0.45
8.125                                 4          861,924.00             0.31
8.250                                 5        1,433,528.00             0.51
8.375                                 3          589,031.00             0.21
8.500                                 2        1,032,082.00             0.37
8.875                                 1          102,101.00             0.04
8.900                                 1           77,246.00             0.03
-------------------------------------------------------------------------------
        Total                       888        $278,647,680           100.00
                               ================================================

---------------------------------

(1) The weighted average Mortgage Rate of the current Mortgage Loans is approximately 7.289% per annum.

                 Current Mortgage Loan Principal Balances (1)
-------------------------------------------------------------------------------
    Range of Current
  Mortgage Loan Principal    Number of      Aggregate Unpaid   Percent of Loan
      Balance ($)         Mortgage Loans    Principal Balance       Group
-------------------------------------------------------------------------------
 $ 0.00  to   $ 50,000                5              $186,594        0.07
 $ 50,000.01 to $100,000             31          2,320,445.00        0.83
 $100,000.01 to $150,000             34          4,209,508.00        1.51
 $150,000.01 to $200,000             10          1,830,495.00        0.66
 $200,000.01 to $250,000            170         40,071,156.00       14.38
 $250,000.01 to $300,000            267         73,104,018.00       26.24
 $300,000.01 to $350,000            138         44,869,847.00       16.10
 $350,000.01 to $400,000             79         29,413,124.00       10.56
 $400,000.01 to $450,000             54         23,112,352.00        8.29
 $450,000.01 to $500,000             33         15,789,913.00        5.67
 $500,000.01 to $550,000             17          8,953,139.00        3.21
 $550,000.01 to $600,000             12          6,963,246.00        2.50
 $600,000.01 to $650,000             20         12,434,850.00        4.46
 $650,000.01 to $700,000              4          2,734,648.00        0.98
 $700,000.01 to $750,000              5          3,614,716.00        1.30
 $750,000.01 to $1,000,000            6          5,245,753.00        1.88
$1,000,000.01 to $1,500,000           3          3,793,878.00        1.36
-------------------------------------------------------------------------------
        Total                       888          $278,647,680      100.00
                                  =============================================

---------------------------------
(1) The average current current Mortgage Loan principal balance is approximately $313,792.


                   Documentation Program for Mortgage Loans
-------------------------------------------------------------------------------
                            Number of      Aggregate Unpaid   Percent of Loan
      Property Type       Mortgage Loans    Principal Balance       Group
-------------------------------------------------------------------------------
Alternative                         287           $87,190,010         31.29
Full                                430           131,660,353         47.25
No Income/No Asset                    8             2,189,698          0.79
Reduced                             131            47,508,535         17.05
Streamlined                          32            10,099,085          3.62
-------------------------------------------------------------------------------
        Total                       888          $278,647,680        100.00
                               ================================================

                  State Distributions of Mortgaged Properties
-------------------------------------------------------------------------------
                            Number of      Aggregate Unpaid   Percent of Loan
State                    Mortgage Loans    Principal Balance       Group
-------------------------------------------------------------------------------
 AL                                  7            $1,644,482          0.59
 AK                                  1            129,336.00          0.05
 AZ                                  9          2,288,981.00          0.82
 AR                                  1             53,101.00          0.02
 CA                                435        151,305,746.00         54.30
 CO                                 48         15,359,005.00          5.51
 CT                                  9          3,103,314.00          1.11
 DC                                  2            480,192.00          0.17
 FL                                 18          5,178,169.00          1.86
 GA                                 11          3,299,539.00          1.18
 HI                                  8          2,980,110.00          1.07
 ID                                  9          2,851,119.00          1.02
 IL                                 21          5,774,012.00          2.07
 IN                                  6          1,151,699.00          0.41
 IA                                  1            234,690.00          0.08
 KS                                  4          1,114,120.00          0.40
 LA                                  3          1,112,373.00          0.40
 ME                                  1            257,153.00          0.09
 MD                                 13          3,872,075.00          1.39
 MA                                 30          9,104,860.00          3.27
 MI                                 17          3,571,968.00          1.28
 MN                                  7          1,795,542.00          0.64
 MS                                  4            985,300.00          0.35
 MO                                  6          1,935,189.00          0.69
 MT                                  2            416,990.00          0.15
 NV                                  6          1,470,165.00          0.53
 NH                                  1             67,757.00          0.02
 NJ                                 33          9,342,940.00          3.35
 NM                                  8          1,825,245.00          0.66
 NY                                 15          5,025,616.00          1.80
 NC                                  5            727,851.00          0.26
 OH                                 10          2,495,191.00          0.90
 OK                                  2            773,738.00          0.28
 OR                                 13          3,544,875.00          1.27
 PA                                 17          4,077,444.00          1.46
 SC                                  5          1,058,182.00          0.38
 TN                                 14          3,920,494.00          1.41
 TX                                 29          8,599,323.00          3.09
 UT                                 14          3,547,388.00          1.27
 VA                                 10          2,740,862.00          0.98
 WA                                 27          7,640,736.00          2.74
 WI                                  3            782,885.00          0.28
 WY                                  3          1,007,927.00          0.36
--------------------------------------------------------------------------------
       Total                       888          $278,647,680        100.00
                              ==============================================

                       Current Loan-to-Value Ratios (1)
-------------------------------------------------------------------------------
 Range of Loan-to-Value     Number of      Aggregate Unpaid   Percent of Loan
      Ratos (%)          Mortgage Loans    Principal Balance       Group
-------------------------------------------------------------------------------
  0.01-50.00                        42           $16,567,099          5.95
 50.01-55.00                        20          9,078,745.00          3.26
 55.01-60.00                        40         14,738,225.00          5.29
 60.01-65.00                        44         14,379,526.00          5.16
 65.01-70.00                        69         25,752,382.00          9.24
 70.01-75.00                       150         47,737,358.00         17.13
 75.01-80.00                       346        103,763,271.00         37.24
 80.01-85.00                        23          6,025,697.00          2.16
 85.01-90.00                       108         30,550,994.00         10.96
 90.01-95.00                        43          9,800,336.00          3.52
 95.01-100.00                        3            254,047.00          0.09
-------------------------------------------------------------------------------
       Total                       888          $278,647,680        100.00
                              =================================================

---------------------------------

(1) The weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans is approximately 74.05%.


                         Type of Mortgaged Properties
-------------------------------------------------------------------------------
                           Number of      Aggregate Unpaid   Percent of Loan
      Property Type     Mortgage Loans    Principal Balance       Group
-------------------------------------------------------------------------------
Single Family                      683         $214,712,919           77.06
Planned Unit Development           169           54,588,810           19.59
2-3 Family                          15            4,456,940             1.6
Condominium                         19            4,722,365            1.69
Hi-Rise Condo                        1              100,990            0.04
Manufactured                         1               65,656            0.02
-------------------------------------------------------------------------------
        Total                      888         $278,647,680          100.00
                              =================================================


                              Occupancy Types (1)
-------------------------------------------------------------------------------
                          Number of      Aggregate Unpaid    Percent of Loan
 Occupancy Type         Mortgage Loans   Principal Balance         Group
-------------------------------------------------------------------------------
Second Residence                    15          $5,491,677             1.97
Investor Property                   13           4,401,826             1.58
Primary Residence                  860         268,754,177            96.45
-------------------------------------------------------------------------------
       Total                       888        $278,647,680           100.00
                              =================================================

---------------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.

                        Remaining terms to Maturity (1)
-------------------------------------------------------------------------------
                          Number of       Aggregate Unpaid     Percent of Loan
 Remaining Terms        Mortgage Loans    Principal Balance         Group
-------------------------------------------------------------------------------
  1 - 120                            4             $617,785          0.22
121 - 180                            3           727,092.00          0.26
181 - 300                          145        41,819,685.00         15.01
301 - 360                          736       235,483,119.00         84.51
-------------------------------------------------------------------------------
      Total                        888         $278,647,680        100.00
                              =================================================

---------------------------------
(1) The weighted average remaining Months to Scheduled Maturity is approximately 314 months.



                           Purpose of Mortgage Loans
-------------------------------------------------------------------------------
                          Number of       Aggregate Unpaid     Percent of Loan
Remaining Terms        Mortgage Loans    Principal Balance         Group
-------------------------------------------------------------------------------
Purchase                          426         $133,696,812          47.98
Refinance (rate/term)             234           74,620,293          26.78
Refinance (cash out)              221           67,853,523          24.35
CONST/PERM                          7            2,477,053           0.89
-------------------------------------------------------------------------------
        Total                     888         $278,647,680         100.00
                              =================================================


                                                                                                                           EXHIBIT 2



                    THE                                                                                Distribution Date:  8/25/01
                  BANK OF
                 NEW YORK

101 Barclay Street, 12E
New York, NY 10286
                                                        Countrywide Home Loans
Attn:  Courtney Bartholomew                      Mortgage Pass-Through Certificates
       212-815-5795                                         Series 1998-18



                                           Certificateholder Monthly Distribution Summary

------------- ------------- ------------- ------------- ---------------- ------------- --------------- -------------- -------------

                                Class      Certificate     Beginning      Pass Through     Principal       Interest       Total
   Class          Cusip      Description    Rate Type       Balance         Rate (%)     Distribution   Distribution  Distribution
------------- ------------- ------------- ------------- ---------------- ------------- --------------- -------------- -------------
    1Al         12669AG73      Senior      Fix-30/360     58,515,051.80      6.750000    1,773,008.84     329,147.17   2,102,156.01
    lA2         12669AG81      Senior      Fix-30/360     23,835,000.00      6.750000            0.00     134,071.88     134,071.88
    lA3         12669Ag99      Senior      Fix-30/360     22,773,000.00      6.750000            0.00     128,098.13     128,098.13
    lA4         12669Ah23      Senior      Fix-30/360     30,910,648.16      6.750000      537,223.76     173,872.40     711,096.16
    1A5         12669AH31      Senior      Fix-30/360     60,046,311.00      6.750000            0.00     337,760.50     337,760.50
    1A6         12669AH49      Senior      Var-30/360     35,667,446.00      4.392500            0.00     130,557.71     130,557.71
    lA7         12669AH56      Senior      Var-30/360     11,889,149.00     13.822500            0.00     136,948.14     136,948.14
    lA8         12669ah64      Senior      Fix-30/360              0.00      6.750000            0.00           0.00           0.00
    lA9         12669ah72      Senior      Fix-30/360     32,360,520.78      6.750000      980,525.31     182,027.93   1,162,553.24
    110         12669ah80      Senior      Fix-30/360              0.00      6.750000            0.00           0.00           0.00
    111         12669ah98      Senior      Fix-30/360     18,090,761.24      6.750000      548,150.92     101,760.53     649,911.45
    112         12669aj21      Senior      Fix-30/360     98,474,618.29      6.500000    2,983,785.60     533,404.18   3,517,189.78
    113         12669aj39     Strip 10     Fix-30/360      3,647,208.08      6.750000            0.00      20,515.55      20,515.55
    2A1         12669aj47      Senior      Fix-30/360    108,171,483.47      6.750000    5,013,728.51     608,464.59   5,622,193.10
    2A2         12669aj54      Senior      Fix-30/360     23,289,000.00      6.750000            0.00     131,000.63     131,000.63
    2A3         12669Aj62      Senior      Fix-30/360     31,567,070.00      6.750000            0.00     177,564.77     177,564.77
    2A4         12669Aj70      Senior      Fix-30/360     30,149,944.13      6.750000      997,289.97     169,593.44   1,166,883.40
    2A5         12669aj88      Senior      Fix-30/360     40,056,342.00      6.750000            0.00     225,316.92     225,316.92
    2A6         12669Aj96      Senior      Fix-30/360              0.00      6.750000            0.00           0.00           0.00
    2A7                                                   19,930,488.78      6.750000      825,327.50     112,109.00     937,436.50
   2A7-1        12669Ak29      Senior      Fix-30/360     17,806,488.78      6.750000      825,327.50     100,161.50     925,489.00
   2A7-2        12669AK29      Senior      Fix-30/360      2,124,000.00      6.750000            0.00      11,947.50      11,947.50
    2A8         12669AK37      Senior      Fix-30/360     13,918,328.26      6.250000      743,049.14      72,491.29     815,540.43
    2A9         12669AK45      Senior      Fix-30/360      2,113,000.00      6.750000            0.00      11,885.63      11,885.63
    210         12669AK52     Strip 10     Fix-30/360      1,030,987.28      6.750000            0.00       5,799.30       5,799.30
    PO          12669AK60     Strip P0     Fix-30/360      1,438,267.89      0.000000       25,928.87           0.00      25,928.87
    X1          12669AK78     Strip 10     Fix-30/360    335,997,766.86      0.384858            0.00     107,759.48     107,759.48
    M1          12669AL28      Senior      Fix-30/360     12,511,407.61      6.750000       13,354.94      70,376.67      83,731.61
    1B1         12669AL44      Senior      Fix-30/360      5,819,259.64      6.750000        6,211.60      32,733.34      38,944.94
    1B2         12669AL51      Senior      Fix-30/360      3,491,555.19      6.750000        3,726.96      19,640.00      23,366.96
    1B3         12669AM68      Senior      Fix-30/360      2,327,703.49      6.750000        2,484.64      13,093.33      15,577.97
    1B4         12669AM76      Senior      Fix-30/360      1,454,814.21      6.750000        1,552.90       8,183.33       9,736.23
    1B5         12669AM84      Senior      Fix-30/360      1,891,128.35      6.750000        2,018.63      10,637.60      12,656.23
    X2          12669AK86     Strip I0     Fix-30/360    232,115,949.65      0.368366            0.00      71,253.10      71,253.10
    M2          12669AI36      Senior      Fix-30/360      7,379,554.13      6.750000        7,735.95      41,509.99      49,245.94
    2B1         12669AI77      Senior      Fix-30/360      4,078,240.77      6.750000        4,275.20      22,940.10      27,215.30
    2B2         12669AL69      Senior      Fix-30/360      1,553,580.89      6.750000        1,628.61       8,738.89      10,367.50
    2B3         12669AM35      Senior      Fix-30/360      1,553,580.89      6.750000        1,628.61       8,738.89      10,367.50
    2B4         12669AM43      Senior      Fix-30/360        776,790.49      6.750000          814.31       4,369.45       5,183.75
    2B5         12669AM50      Senior      Fix-30/360      1,092,878.04      6.750000        1,145.66       6,147.44       7,293.10
    AR          12669AK94      Senior      Fix-30/360              0.00      6.750000            0.00           0.00           0.00

------------- ------------- ------------- ------------- ---------------- ------------- -------------- -------------- --------------
   Total                                                 707,126,924.50                 14,474,596.43   4,148,511.30   18,623,107.71
------------- ------------- ------------- ------------- ---------------- ------------- -------------- -------------- --------------


------------- ----------------- ---------------- --------------
                                                   Cumulative
                  Current                          Realized
   Class       Realized Losses   Ending Balance     Losses
------------- ----------------- ---------------- --------------
    1Al                  0.00     56,742,042.96          0.00
    lA2                  0.00     23,835,000.00          0.00
    lA3                  0.00     22,773,000.00          0.00
    lA4                  0.00     30,373,424.40          0.00
    1A5                  0.00     60,046,311.00          0.00
    1A6                  0.00     35,667,446.00          0.00
    lA7                  0.00     11,889,149.00          0.00
    lA8                  0.00              0.00          0.00
    lA9                  0.00     31,379,995.47          0.00
    110                  0.00              0.00          0.00
    111                  0.00     17,542,610.32          0.00
    112                  0.00     95,490,832.69          0.00
    113                  0.00      3,536,697.51          0.00
    2A1                  0.00    103,157,754.96          0.00
    2A2                  0.00     23,289,000.00          0.00
    2A3                  0.00     31,567,070.00          0.00
    2A4                  0.00     29,152,654.16          0.00
    2A5                  0.00     40,056,342.00          0.00
    2A6                  0.00              0.00          0.00
    2A7                  0.00     19,105,161.28          0.00
   2A7-1                 0.00     16,981,161.28          0.00
   2A7-2                 0.00      2,124,000.00          0.OO
    2A8                  0.00     13,175,279.12          0.00
    2A9                  0.00      2,113,000.00          0.00
    210                  0.00        975,946.60          0.00
    PO                   0.00      1,412,339.02          0.00
    X1                   0.00    330,594,650.94          0.00
    M1                   0.00     12,498,052.67          0.00
    1B1                  0.00      5,813,048.04          0.00
    1B2                  0.00      3,487,828.23          0.00
    1B3                  0.00      2,325,218.85          0.00
    1B4                  0.00      1,453,261.31          0.00
    1B5                  0.00      1,889,109.72    147,199.09
    X2                   0.00    224,816,238.31          0.00
    M2                   0.00      7,371,818.18          0.00
    2B1                  0.00      4,073,965.57          0.00
    2B2                  0.00      1,551,952.28          0.00
    2B3                  0.00      1,551,952.28          0.00
    2B4                  0.00        775,976.18          0.00
    2B5                  0.00      1,091,732.38     72,276.86
    AR                   0.00              0.00          0.00

------------- ----------------- ---------------- --------------
   Total                 0.00    692,652,328.07    219,475.95
------------- ----------------- ---------------- --------------



                    THE                                                                        Distribution Date:  8/25/01
                  BANK OF
                 NEW YORK

101 Barclay Street, 12E
New York, NY 10286
                                                        Countrywide Home Loans
Attn:  Courtney Bartholomew                      Mortgage Pass-Through Certificates
       212-815-5795                                         Series 1998-18



                                                    Principal Distribution Detail

------------------ --------------- ------------------ ---------------- --------------- --------------- -------------------
                                        Original          Beginning        Scheduled                     Unscheduled
                                      Certificate        Certificate       Principal       Accretion      Principal
     Class             Cusip            Balance            Balance       Distribution      Principal     Adjustments
------------------ --------------- ------------------ ---------------- --------------- --------------- -------------------
       lAl           12669AG73        104,886,000.00    58,515,051.80    1,773,008.84            0.00            0.00
       lA2           12669AG81         23,835,000.00    23,835,000.00            0.00            0.00            0.00
       lA3           12669Ag99         22,773,000.00    22,773,000.00            0.00            0.00            0.00
       lA4           12669Ah23         44,961,100.00    30,910,648.16      537,223.76            0.00            0.00
       lA5           12669AH31         60,046,311.00    60,046,311.00            0.00            0.00            0.00
       lA6           12669AH49         35,667,446.00    35,667,446.00            0.00            0.00            0.00
       lA7           12669AH56         11,889,149.00    11,889,149.00            0.00            0.00            0.00
       lA8           12669ah64         18,048,000.00             0.00            0.00            0.00            0.00
       lA9           12669ah72         39,957,000.00    32,360,520.78      980,525.31            0.00            0.00
       110           12669ah80          2,459,000.00             0.00            0.00            0.00            0.00
       111           12669ah98         29,968,000.00    18,090,761.24      548,150.92            0.00            0.00
       112           12669aj21        176,512,000.00    98,474,618.29    2,983,785.60            0.00            0.00
       113           12669aj39          6,537,481.00     3,647,208.08            0.00            0.00            0.00
       2A1           12669aj47        183,296,000.00   108,171,483.47    5,013,728.51            0.00            0.00
       2A2           12669aj54         23,289,000.00    23,289,000.00            0.00            0.00            0.00
       2A3           12669Aj62         31,567,070.00    31,567,070.00            0.00            0.00            0.00
       2A4           12669Aj70         45,093,000.00    30,149,944.13      997,289.97            0.00            0.00
       2A5           12669aj88         40,056,342.00    40,056,342.00            0.00            0.00            0.00
       2A6           12669Aj96          2,235,000.00             0.00            0.00            0.00            0.00
       2A7                             30,062,000.00    19,930,488.78      825,327.50            0.00            0.00
      2A7-1          12669Ak29         27,938,000.00    17,806,488.78      825,327.50            0.00            0.00
      2A7-2          12669AK29          2,124,000.00     2,124,000.00            0.00            0.00            0.00
       2A8           12669AK37         25,052,000.00    13,918,328.26      743,049.14            0.00            0.00
       2A9           12669AK45          2,113,000.00     2,113,000.00            0.00            0.00            0.00
       210           12669AK52          1,855,703.00     1,030,987.28            0.00            0.00            0.00
       PO            12669AK60          1,715,075.00     1,438,267.89       25,928.87            0.00            0.00
       Xl            12669AK78        495,597,254.87   335,997,766.86            0.00            0.00            0.00
       M1            12669AL28         12,909,956.00    12,511,407.61       13,354.94            0.00            0.00
       1B1           12669AL44          6,004,631.00     5,819,259.64        6,211.60            0.00            0.00
       1B2           12669AL51          3,602,778.00     3,491,555.19        3,726.96            0.00            0.00
       1B3           12669AM68          2,401,852.00     2,327,703.49        2,484.64            0.00            0.00
       1B4           12669AM76          1,501,157.00     1,454,814.21        1,552.90            0.00            0.00
       1B5           12669AM84          2,101,624.00     1,891,128.35        2,018.63            0.00            0.00
       X2            12669AK86        332,009,565.00   232,115,949.65            0.00            0.00            0.00
       M2            12669AI36          7,610,750.00     7,379,554.13        7,735.95            0.00            0.00
       2B1           12669AI77          4,206,000.00     4,078,240.77        4,275.20            0.00            0.00
       2B2           12669AL69          1,602,250.00     1,553,580.89        1,628.61            0.00            0.00
       2B3           12669AM35          1,602,250.00     1,553,580.89        1,628.61            0.00            0.00
       2B4           12669AM43            801,125.00       776,790.49          814.31            0.00            0.00
       2B5           12669AM50          1,201,571.66     1,092,878.04        1,145.66            0.00            0.00
       AR            12669AK94                100.00             0.00            0.00            0.00            0.00

------------------ --------------- ------------------ ---------------- --------------- --------------- -------------------
     Totals                         1,001,026,537.66   707,126,924.50   14,474,596.43            0.00            0.00
------------------ --------------- ------------------ ---------------- --------------- --------------- -------------------


------------------ ------------------- --------------- --------------- ------------------
                                            Current          Ending          Ending
                     Net Principal         Realized       Certificate     Certificate
     Class           Distreibutions         Losses          Balance          Factor
------------------ ------------------- --------------- --------------- ------------------
       lAl                1,773,008.84          0.00    56,742,042.96    0.54098776728
       lA2                        0.00          0.00    23,835,000.00    1.00000000000
       lA3                        0.00          0.00    22,773,000.00    1.00000000000
       lA4                  537,223.76          0.00    30,373,424.40    0.67554896112
       lA5                        0.00          0.00    60,046,311.00    1.00000000000
       lA6                        0.00          0.00    35,667,446.00    1.00000000000
       lA7                        0.00          0.00    11,889,149.00    1.00000000000
       lA8                        0.00          0.00             0.00    0.00000000000
       lA9                  980,525.31          0.00    31,379,995.47    0.78534413166
       110                        0.00          0.00             0.00    0.00000000000
       111                  548,150.92          0.00    17,542,610.32    0.58537808053
       112                2,983,785.60          0.00    95,490,832.69    0.54098776678
       113                        0.00          0.00     3,536,697.51    0.54098780662
       2A1                5,013,728.51          0.00   103,157,754.96    0.56279326860
       2A2                        0.00          0.00    23,289,000.00    1.00000000000
       2A3                        0.00          0.00    31,567,070.00    1.00000000000
       2A4                  997,289.97          0.00    29,152,654.16    0.64650065784
       2A5                        0.00          0.00    40,056,342.00    1.00000000000
       2A6                        0.00          0.00             0.00    0.00000000000
       2A7                  825,327.50          0.00    19,105,161.28    0.63552529040
      2A7-1                 825,327.50          0.00    16,981,161.28    0.60781592367
      2A7-2                       0.00          0.00     2,124,000.00    1.00000000000
       2A8                  743,049.14          0.00    13,175,279.12    0.52591725696
       2A9                        0.00          0.00     2,113,000.00    1.00000000000
       210                        0.00          0.00       975,946.60    0.52591745639
       PO                    25,928.87          0.00     1,412,339.02    0.82348528241
       Xl                         0.00          0.00   330,594,650.94    0.66706311968
       M1                    13,354.94          0.00    12,498,052.67    0.96809413342
       1B1                    6,211.60          0.00     5,813,048.04    0.96809413234
       1B2                    3,726.96          0.00     3,487,828.23    0.96809412887
       1B3                    2,484.64          0.00     2,325,218.85    0.96809414134
       1B4                    1,552.90          0.00     1,453,261.31    0.96809415020
       1B5                    2,018.63          0.00     1,889,109.72    0.89888092218
       X2                         0.00          0.00   224,816,238.31    0.67713783580
       M2                     7,735.95          0.00     7,371,818.18    0.96860600864
       2B1                    4,275.20          0.00     4,073,965.57    0.96860807669
       2B2                    1,628.61          0.00     1,551,952.28    0.96860806922
       2B3                    1,628.61          0.00     1,551,952.28    0.96860806922
       2B4                      814.31          0.00       775,976.18    0.96860812534
       2B5                    1,145.66          0.00     1,091,732.38    0.90858699298
       AR                         0.00          0.00             0.00    0.00000000000

------------------ ------------------- --------------- --------------- -----------------
     Totals              14,474,596.43          0.00   692,652,328.07
------------------ ------------------- --------------- --------------- -----------------



                    THE                                                                        Distribution Date:  8/25/01
                  BANK OF
                 NEW YORK

101 Barclay Street, 12E
New York, NY 10286
                                                        Countrywide Home Loans
Attn:  Courtney Bartholomew                      Mortgage Pass-Through Certificates
       212-815-5795                                         Series 1998-18



                                                     Interest Distribution Detail

----------------- ---------------------- ----------------- ------------------ ------------------ -------------------

                        Beginning         Pass Through       Accrued Optimal      Cumulative
     Class         Certificate Balance      Rate (%)            Interest        Unpaid Interest   Deferred Interest
----------------- --------------------- ------------------ ------------------ ------------------ -------------------
      lAl              58,515,051.80          6.750000          329,147.17               0.00                0.00
      lA2              23,835,000.00          6.750000          134,071.88               0.00                0.00
      lA3              22,773,000.00          6.750000          128,098.13               0.00                0.00
      lA4              30,910,648.16          6.750000          173,872.40               0.00                0.00
      lA5              60,046,311.00          6.750000          337,760.50               0.00                0.00
      lA6              35,667,446.00          4.392500          130,557.71               0.00                0.00
      lA7              11,889,149.00         13.822500          136,948.14               0.00                0.00
      lA8                       0.00          6.750000                0.00               0.00                0.00
      1A9              32,360,520.78          6.750000          182,027.93               0.00                0.00
      110                       0.00          6.750000                0.00               0.00                0.00
      111              18,090,761.24          6.750000          101,760.53               0.00                0.00
      112              98,474,618.29          6.500000          533,404.18               0.00                0.00
      113               3,647,208.08          6.750000           20,515.55               0.00                0.00
      2A1             108,171,483.47          6.750000          608,464.59               0.00                0.00
      2A2              23,289,000.00          6.750000          131,000.63               0.00                0.00
      2A3              31,567,070.00          6.750000          177,564.77               0.00                0.00
      2A4              30,149,944.13          6.750000          169,593.44               0.00                0.00
      2A5              40,056,342.00          6.750000          225,316.92               0.00                0.00
      2A6                       0.00          6.750000                0.00               0.00                0.00
      2A7              19,930,488.78          6.750000          112,109.00               0.00                0.00
     2A7-1             17,806,488.78          6.750000          100,161.50               0.00                0.00
     2A7-2              2,124,000.00          6.750000           11,947.50               0.00                0.00
      2A8              13,918,328.26          6.250000           72,491.29               0.00                0.00
      2A9               2,113,000.00          6.750000           11,885.63               0.00                0.00
      210               1,030,987.28          6.750000            5,799.30               0.00                0.00
      PO                1,438,267.89          0.000000                0.00               0.00                0.00
      XI              335,997,766.86          0.384858          107,759.48               0.00                0.00
      M1               12,511,407.61          6.750000           70,376.67               0.00                0.00
      1B1               5,819,259.64          6.750000           32,733.34               0.00                0.00
      1B2               3,491,555.19          6.750000           19,640.00               0.00                0.00
      1B3               2,327,703.49          6.750000           13,093.33               0.00                0.00
      1B4               1,454,814.21          6.750000            8,183.33               0.00                0.00
      1B5               1,891,128.35          6.750000           10,637.60               0.00                0.00
      X2              232,115,949.65          0.368366           71,253.10               0.00                0.00
      M2                7,379,554.13          6.750000           41,509.99               0.00                0.00
      2B1               4,078,240.77          6.750000           22,940.10               0.00                0.00
      2B2               1,553,580.89          6.750000            8,738.89               0.00                0.00
      2B3               1,553,580.89          6.750000            8,738.89               0.00                0.00
      2B4                 776,790.49          6.750000            4,369.45               0.00                0.00
      2B5               1,092,878.04          6.750000            6,147.44               0.00                0.00
      AR                        0.00          6.750000                0.00               0.00                0.00

----------------- ---------------------- ----------------- ------------------ ----------------- --------------------
    Totals            707,126,924.50                          4,148,511.30               0.00                0.00
----------------- ---------------------- ----------------- ------------------ ----------------- --------------------


----------------- -------------------- ----------------- -------------- ----------------
                                                            Unscheduled
                                         Net Prepayment      Interest
     Class         Total Interest Due   Int. Shortfall      Adjustment   Interest Paid
----------------- -------------------- ----------------- -------------- ----------------
      lAl                 329,147.17              0.00            0.00      329,147.17
      lA2                 134,071.88              0.00            0.00      134,071.88
      lA3                 128,098.13              0.00            0.00      128,098.13
      lA4                 173,872.40              0.00            0.00      173,872.40
      lA5                 337,760.50              0.00            0.00      337,760.50
      lA6                 130,557.71              0.00            0.00      130,557.71
      lA7                 136,948.14              0.00            0.00      136,948.14
      lA8                       0.00              0.00            0.00            0.00
      1A9                 182,027.93              0.00            0.00      182,027.93
      110                       0.00              0.00            0.00            0.00
      111                 101,760.53              0.00            0.00      101,760.53
      112                 533,404.18              0.00            0.00      533,404.18
      113                  20,515.55              0.00            0.00       20,515.55
      2A1                 608,464.59              0.00            0.00      608,464.59
      2A2                 131,000.63              0.00            0.00      131,000.63
      2A3                 177,564.77              0.00            0.00      177,564.77
      2A4                 169,593.44              0.00            0.00      169,593.44
      2A5                 225,316.92              0.00            0.00      225,316.92
      2A6                       0.00              0.00            0.00            0.00
      2A7                 112,109.00              0.00            0.00      112,109.00
     2A7-1                100,161.50              0.00            0.00      100,161.50
     2A7-2                 11,947.50              0.00            0.00       11,947.50
      2A8                  72,491.29              0.00            0.00       72,491.29
      2A9                  11,885.63              0.00            0.00       11,885.63
      210                   5,799.30              0.00            0.00        5,799.30
      PO                        0.00              0.00            0.00            0.00
      XI                  107,759.48              0.00            0.00      107,759.48
      M1                   70,376.67              0.00            0.00       70,376.67
      1B1                  32,733.34              0.00            0.00       32,733.34
      1B2                  19,640.00              0.00            0.00       19,640.00
      1B3                  13,093.33              0.00            0.00       13,093.33
      1B4                   8,183.33              0.00            0.00        8,183.33
      1B5                  10,637.60              0.00            0.00       10,637.60
      X2                   71,253.10              0.00            0.00       71,253.10
      M2                   41,509.99              0.00            0.00       41,509.99
      2B1                  22,940.10              0.00            0.00       22,940.10
      2B2                   8,738.89              0.00            0.00        8,738.89
      2B3                   8,738.89              0.00            0.00        8,738.89
      2B4                   4,369.45              0.00            0.00        4,369.45
      2B5                   6,147.44              0.00            0.00        6,147.44
      AR                        0.00              0.00            0.00            0.00

----------------- ----------------- ----------------- ----------------- --------------
    Totals              4,148,511.30              0.00            0.00    4,148,511.30
----------------- ----------------- ----------------- ----------------- --------------



                    THE                                                                        Distribution Date:  8/25/01
                  BANK OF
                 NEW YORK

101 Barclay Street, 12E
New York, NY 10286
                                                        Countrywide Home Loans
Attn:  Courtney Bartholomew                      Mortgage Pass-Through Certificates
       212-815-5795                                         Series 1998-18



                                                      Current Payment Information
                                                          Factors per $1,000

-------------------- ----------------- ---------------------- ------------------- ------------------ ------------------
                                               Original          Beginning Cert.      Principal           Interest
        Class               Cusip        Certificate Balance    Notional Balance     Distribution       Distribution
-------------------- ----------------- ---------------------- ------------------- ------------------ ------------------
        lA1               12669AG73           104,886,000.00       557.891918845       16.904151564        3.138142044
        lA2               12669AG81            23,835,000.00     1,000.000000000        0.000000000        5.625000000
        1A3               12669Ag99            22,773,000.00     1,000.000000000        0.000000000        5.625000000
        lA4               12669Ah23            44,961,100.00       687.497595922       11.948634800        3.867173977
        1A5               12669AH31            60,046,311.00     1,000.000000000        0.000000000        5.625000000
        lA6               12669AH49            35,667,446.00     1,000.000000000        0.000000000        3.660416667
        1A7               12669AH56            11,889,149.00     1,000.000000000        0.000000000       11.518750000
        lA8               12669ah64            18,048,000.00         0.000000000        0.000000000        0.000000000
        lA9               12669ah72            39,957,000.00       809.883644418       24.539512762        4.555595500
        110               12669ah80             2,459,000.00         0.000000000        0.000000000        0.000000000
        111               12669ah98            29,968,000.00       603.669288574       18.291208047        3.395639748
        112               12669aj21           176,512,000.00       557.891918340       16.904151564        3.021914558
        113               12669aj39             6,537,481.00       557.891958692        0.000000000        3.138142268
        2A1               12669aj47           183,296,000.00       590.146448750       27.353180148        3.319573774
        2A2               12669aj54            23,289,000.00     1,000.000000000        0.000000000        5.625000000
        2A3               12669Aj62            31,567,070.00     1,000.000000000        0.000000000        5.625000000
        2A4               12669Aj70            45,093,000.00       668.616950081       22.116292245        3.760970344
        2A5               12669aj88            40,056,342.00     1,000.000000000        0.000000000        5.625000000
        2A6               12669Aj96             2,235,000.00         0.000000000        0.000000000        0.000000000
        2A7                                    30,062,000.00       662.979468432       27.454178032        3.729259530
       2A7-1              12669Ak29            27,938,000.00       637.357319064       29.541395397        3.585134920
       2A7-2              12669AK29             2,124,000.00     1,000.000000000        0.000000000        5.625000000
        2A8               12669AK37            25,052,000.00       555.577529139       29.660272182        2.893632964
        2A9               12669AK45             2,113,000.00     1,000.000000000        0.000000000        5.625000000
        210               12669AK52             1,855,703.00       555.577740619        0.000000000        3.125124791
         PO               12669AK60             1,715,075.00       838.603495474       15.118213068        0.000000000
         X1               12669AK78           495,597,254.87       677.965351015        0.000000000        0.217433561
         M1               12669AL28            12,909,956.00       969.128601987        1.034468570        5.451348386
        1B1               12669AL44             6,004,631.00       969.128600908        1.034468569        5.451348380
        1B2               12669AL51             3,602,778.00       969.128597432        1.034468565        5.451348361
        1B3               12669AM68             2,401,852.00       969.128609923        1.034468578        5.451348431
        1B4               12669AM76             1,501,157.00       969.128618792        1.034468588        5.451348481
        1B5               12669AM84             2,101,624.00       899.841432150        0.960509965        5.061608056
         X2               12669AK86           332,009,565.00       699.124284718        0.000000000        0.214611589
         M2               12669AI36             7,610,750.00       969.622459022        1.016450380        5.454126332
        2B1               12669AI77             4,206,000.00       969.624529244        1.016452550        5.454137977
        2B2               12669AL69             1,602,250.00       969.624521766        1.016452542        5.454137935
        2B3               12669AM35             1,602,250.00       969.624521766        1.016452542        5.454137935
        2B4               12669AM43               801,125.00       969.624577937        1.016452601        5.454138251
        2B5               12669AM50             1,201,571.66       909.540459701        0.953466720        5.116165086
         AR               12669AK94                   100.00         0.000000000        0.000000000        0.000000000

-------------------- ----------------- ---------------------- ------------------- ------------------ ------------------
       Totals                               1,001,026,537.66       706.401776473       14.459752949        4.144257064
-------------------- ----------------- ---------------------- ------------------- ------------------ ------------------


-------------------- --------------------- ---------------------
                         Ending Cert.               Pass
        Class          Notional Balance       Through Rate(%)
-------------------- --------------------- ---------------------
        lA1               540.987767282               6.750000
        lA2             1,000.000000000               6.750000
        1A3             1,000.000000000               6.750000
        lA4               675.548961121               6.750000
        1A5             1,000.000000000               6.750000
        lA6             1,000.000000000               4.392500
        1A7             1,000.000000000              13.822500
        lA8                 0.000000000               6.750000
        lA9               785.344131655               6.750000
        110                 0.000000000               6.750000
        111               585.378080528               6.750000
        112               540.987766776               6.500000
        113               540.987806619               6.750000
        2A1               562.793268602               6.750000
        2A2             1,000.000000000               6.750000
        2A3             1,000.000000000               6.750000
        2A4               646.500657836               6.750000
        2A5             1,000.000000000               6.750000
        2A6                 0.000000000               6.750000
        2A7               635.525290400               6.750000
       2A7-1              607.815923667               6.750000
       2A7-2            1,000.000000000               6.750000
        2A8               525.917256957               6.250000
        2A9             1,000.000000000               6.750000
        210               525.917456390               6.750000
         PO               823.485282406               0.000000
         X1               667.063119683               0.384858
         M1               968.094133418               6.750000
        1B1               968.094132339               6.750000
        1B2               968.094128867               6.750000
        1B3               968.094141344               6.750000
        1B4               968.094150204               6.750000
        1B5               898.880922185               6.750000
         X2               677.137835803               0.368366
         M2               968.606008642               6.750000
        2B1               968.608076694               6.750000
        2B2               968.608069224               6.750000
        2B3               968.608069224               6.750000
        2B4               968.608125336               6.750000
        2B5               908.586992981               6.750000
         AR                 0.000000000               6.750000

-------------------- --------------------- ----------------------
       Totals             691.942023524
-------------------- --------------------- ----------------------


                    THE
                  BANK OF
                 NEW YORK

101 Barclay Street, 12E
New York, NY 10286
                                                        Countrywide Home Loans
Attn:  Courtney Bartholomew                      Mortgage Pass-Through Certificates
       212-815-5795                                         Series 1998-18



Pool Level Data

Distribution Date                                                                                                  8/25/01
Cut-off Date                                                                                                       9/ 1/98
Determination Date                                                                                                 8/ 1/01
Accrual Period                      Begin                                                                          7/ 1/01
                                    End                                                                            8/ 1/0l
Number of Days in Accrual Period                                                                                        31
-----------------------------------------------------------------------------
                           Collateral Information
-----------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                        600,243,111.94

Beginning Aggregate Pool Stated Principal Balance                                                          420,869,472.53
Ending Aggregate Pool Stated Principal Balance                                                             414,004,647.93

Beginning Aggregate Certificate Stated Principal Balance                                                   707,126,924.50
Ending Aggregate Certificate Stated Principal Balance                                                      692,652,328.06

Beginning Aggregate Loan Count                                                                                       1364
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing                                                  41
Agreement
Ending Aggregate Loan Count                                                                                          1323

Beginning Weighted Average Loan Rate (WAC)                                                                      7.314206%
Ending Weighted Average Loan Rate (WAC)                                                                         7.313583%

Beginning Net Weighted Average Loan Rate                                                                        7.044240%
Ending Net Weighted Average Loan Rate                                                                           7.044189%

Weighted Average Maturity (WAM) (Months)                                                                              321

Servicer Advances                                                                                               59,706.80

Aggregate Pool Prepayment                                                                                    6,415,510.86
Pool Prepayment Rate                                                                                          16.8339 CPR


Group 2
-------

Cut-Off Date Balance                                                                                       400,563,425.66

Beginning Aggregate Pool Stated Principal Balance                                                          286,257,452.23
Ending Aggregate Pool Stated Principal Balance                                                             278,647,680.39

Beginning Aggregate Certificate Stated Principal Balance                                                   707,126,924.50
Ending Aggregate Certificate Stated Principal Balance                                                      692,652,328.06

Beginning Aggregate Loan Count                                                                                        931



                                                          Page 1


                    THE
                  BANK OF
                 NEW YORK

101 Barclay Street, 12E
New York, NY 10286
                                                        Countrywide Home Loans
Attn:  Courtney Bartholomew                      Mortgage Pass-Through Certificates
       212-815-5795                                         Series 1998-18


Group 2
-------

Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing                                                  43
Agreement
Ending Aggregate Loan Count                                                                                           888

Beginning Weighted Average Loan Rate (WAC)                                                                      7.328239%
Ending Weighted Average Loan Rate (WAC)                                                                         7.322446%

Beginning Net Weighted Average Loan Rate                                                                        7.033906%
Ending Net Weighted Average Loan Rate                                                                           7.030463%

Weighted Average Maturity (WAM) (Months)                                                                              323

Servicer Advances                                                                                               23,057.25

Aggregate Pool Prepayment                                                                                    7,309,635.16
Pool Prepayment Rate                                                                                          26.6848 CPR

-----------------------------------------------------------------------------
                          Certificate Information
-----------------------------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                          93.4542744194%
Senior Prepayment Percentage                                                                              100.0000000000%

Subordinate Percentage                                                                                      6.5457255806%
Subordinate Prepayment Percentage                                                                           0.0000000000%

Group 2
-------

Senior Percentage                                                                                          94.2461894784%
Senior Prepayment Percentage                                                                              100.0000000000%

Subordinate Percentage
Subordinate Prepayment Percentage                                                                           5.7538105216%
                                                                                                            0.0000000000%
Certificate Account

Beginning Balance                                                                                                    0.00

Deposit
Payments of Interest and Principal                                                                          18,771,060.63
Liquidation Proceeds                                                                                                 0.00
All Other Proceeds                                                                                                   0.00
Other Amounts                                                                                                        0.00
                                                                                                           --------------
Total Deposits                                                                                              18,771,060.63



                                                          Page 2


                    THE
                  BANK OF
                 NEW YORK

101 Barclay Street, 12E
New York, NY 10286
                                                        Countrywide Home Loans
Attn:  Courtney Bartholomew                      Mortgage Pass-Through Certificates
       212-815-5795                                         Series 1998-18



Withdrawals
Reimbursement of Servicer Advances                                                                                   0.00
Payment of Master Servicer Fees                                                                                314,690.62
Payment of Sub Servicer Fees                                                                                    12,274.78
Payment of Other Fees                                                                                          153,256.27
Payment of Insurance Premium(s)                                                                                      0.00
Payment of Personal Mortgage Insurance                                                                               0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                     0.00
Payment of Principal and Interest                                                                           18,623,107.81
                                                                                                            -------------

Total Withdrawals                                                                                           19,103,329.48

Ending Balance                                                                                                -179,012.58

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                       11,640.07
Compensation for Gross PPIS from Servicing Fees                                                                 11,640.07
Other Gross PPIS Compensation                                                                                        0.00
                                                                                                                ---------

Total Net PPIS (Non-Supported PPIS)                                                                                  0.00

Master Servicing Fees Paid                                                                                     314,690.62
Sub Servicing Fees Paid                                                                                         12,274.78
Insurance Premium(s) Paid                                                                                            0.00
Personal Mortgage Insurance Fees Paid                                                                                0.00
Other Fees Paid                                                                                                153,256.27
                                                                                                               ----------

Total Fees                                                                                                     480,221.67




----------------------------------------------------
              Delinquency Information
----------------------------------------------------
Group 1
-------


Delinquency                                 30 - 59 Days             60 - 89 Days                90+ Days                   Totals
-----------                                 -------------            ------------                --------                   ------

Scheduled Principal Balance                  5,302,602.09            1,017,187.60              715,935.24             7,035,724.93
Percentage of Total Pool Balance                1.280807%               0.245695%               0.172929%                1.699431%
Number of Loans                                        20                       4                       3                       27
Percentage of Total Loans                       1.511716%               0.302343%               0.226757%                2.040816%

Foreclosure

Scheduled Principal Balance                          0.00                    0.00                    0.00             1,018,864.68
Percentage of Total Pool Balance                0.000000%               0.000000%               0.000000%                0.246100%
Number of Loans                                         0                       0                       0                        3
Percentage of Total Loans                       0.000000%               0.000000%               0.000000%                0.226757%



                                                          Page 3


                    THE
                  BANK OF
                 NEW YORK

101 Barclay Street, 12E
New York, NY 10286
                                                        Countrywide Home Loans
Attn:  Courtney Bartholomew                      Mortgage Pass-Through Certificates
       212-815-5795                                         Series 1998-18



Bankruptcy
----------

Scheduled Principal Balance                          0.00                    0.00                    0.00                       0.00
Percentage of Total Pool Balance                0.000000%               0.000000%               0.000000%                  0.000000%
Number of Loans                                         0                       0                       0                          0
Percentage of Total Loans                       0.000000%               0.000000%               0.000000%                  0.000000%


REO
----

Scheduled Principal Balance                          0.00                    0.00                    0.00                   1,846.21
Percentage of Total Pool Balance                0.000000%               0.000000%               0.000000%                  0.000446%
Number of Loans                                         0                       0                       0                          1
Percentage of Total Loans                       0.000000%               0.000000%               0.000000%                  0.075586%

Book Value of all REO Loans                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                         0.00
Additional Gains (Recoveries)/Losses                                                                                            0.00
Total Realized Losses                                                                                                     147,240.58

Group 2
-------


Delinquency                                  30 - 59 Days            60 - 89 Days                90+ Days                     Totals
-----------                                  ------------            ------------                --------                     ------

Scheduled Principal Balance                  1,016,811.26              317,069.15              879,165.71               2,213,046.12
Percentage of Total Pool Balance                0.364909%               0.113789%               0.315512%                  0.794209%
Number of Loans                                         6                       1                       3                         10
Percentage of Total Loans                       0.675676%               0.112613%               0.337838%                  1.126126%

Foreclosure
-----------

Scheduled Principal Balance                          0.00                    0.00                    0.00                 474,484.81
Percentage of Total Pool Balance                0.000000%               0.000000%               0.000000%                  0.170281%
Number of Loans                                         0                       0                       0                          2
Percentage of Total Loans                       0.000000%               0.000000%               0.000000%                  0.225225%

Bankruptcy
----------

Scheduled Principal Balance                          0.00                    0.00                    0.00                       0.00
Percentage of Total Pool Balance                0.000000%               0.000000%               0.000000%                  0.000000%
Number of Loans                                         0                       0                       0                          0
Percentage of Total Loans                       0.000000%               0.000000%               0.000000%                  0.000000%


REO
---

Scheduled Principal Balance                          0.00                    0.00                    0.00                 461,508.14
Percentage of Total Pool Balance                0.000000%               0.000000%               0.000000%                  0.165624%
Number of Loans                                         0                       0                       0                          2
Percentage of Total Loans                       0.000000%               0.000000%               0.000000%                  0.225225%



                                                          Page 4


                    THE
                  BANK OF
                 NEW YORK

101 Barclay Street, 12E
New York, NY 10286
                                                        Countrywide Home Loans
Attn:  Courtney Bartholomew                      Mortgage Pass-Through Certificates
       212-815-5795                                         Series 1998-18

Book Value of all REO Loans                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                         0.00
Additional Gains (Recoveries)/Losses                                                                                            0.00
Total Realized Losses                                                                                                      61,506.01




----------------------------------------------------
   Subordination/Credit Enhancement6 Information
----------------------------------------------------

Protection                                                                                      Original                    Current
----------                                                                                      --------                     -------

Bankruptcy Loss                                                                                     0.00                       0.00
Bankruptcy Percentage                                                                          0.000000%                  0.000000%
Credit/Fraud Loss                                                                                   0.00              20,016,130.75
Credit/Fraud Loss Percentage                                                                   0.000000%                  2.889780%
Special Hazard Loss                                                                                 0.00                       0.00
Special Hazard Loss Percentage                                                                 0.000000%                  0.000000%

Credit Support                                                                                  0riginal                    Current
--------------                                                                                  --------                    -------

Class A                                                                                 1,001,026,537.66             692,652,328.06
Class A Percentage                                                                           100.000000%                100.000000%

                                                          Page 5
